Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States P +1 212 768 6700 F +1 212 768 6800 dentons.com

March 19, 2026

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, New Jersey 07866

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to electroCore, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance from time to time of an aggregate of 459,078 shares (the “Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2018 Omnibus Equity Incentive Plan, as amended (the “2018 Plan”), on a Registration Statement on Form S-8 being filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as it may be amended, the “Registration Statement”).

Additionally, the Company is registering for resale by certain employees of the Company of up to 20,000 shares of Common Stock, consisting of shares of Common Stock issuable upon the vesting and settlement of previously granted restricted stock units (the “RSUs”), granted by the Company pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)) as inducement awards in order to induce the recipients to accept employment with the Company (the shares underlying the RSUS, the “Inducement Shares”, and together with the Plan Shares, the “Shares”).

We are delivering this opinion to you in accordance with your request and in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

1.	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein;

2.	the Certificate of Incorporation of the Company, as amended;

3.	the Bylaws of the Company, as amended and restated;

4.	the 2018 Plan;

5.	copies of agreements related to the RSUs (the “Award Agreements”);

6.	corporate resolutions and proceedings of the Company relating to its proposed issuance of the Shares; and

7.	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

electroCore, Inc.	dentons.com
March 19, 2026 Page 2

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts and having due regard for such legal considerations as we deem relevant, that the Shares, when issued and paid for in accordance with the terms of the 2018 Plan, or the Award Agreements, as applicable, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the State of New York (excluding local laws), Delaware corporate law (which includes the Delaware General Corporate Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting the same), and the federal laws of the United States of America.

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned, however, we hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP